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                                                                 EXHIBIT (a)(10)

                                ING EQUITY TRUST

                        ESTABLISHMENT AND DESIGNATION OF
                   SERIES AND CLASSES OF SHARES OF BENEFICIAL
                       INTEREST, PAR VALUE $0.01 PER SHARE

                                NOVEMBER 18, 2002

The undersigned, being all of the Trustees of the ING Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Sections 5.11 and 5.13 of the Declaration of Trust dated June 12, 1998, as amended (the "Declaration of Trust"), hereby establish an additional series of the Trust (the "Fund"), and divide the shares of beneficial interest of the Fund into four separate classes (each a "Class" and collectively, the "Classes"), the Fund and the Classes hereby created having the following special and relative rights:

         1. The Fund shall be designated ING Principal Protection Fund VI. The Classes thereof shall be designated as follows: ING Principal Protection Fund VI Class A, ING Principal Protection Fund VI Class B, ING Principal Protection Fund VI Class C, and ING Principal Protection Fund VI Class Q.

         2. The Fund shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the then current registration statement on Form N-1A (File No. 33-56881) as filed with the United States Securities and Exchange Commission with respect to the Fund under the Securities Act of 1933, as amended (the "Registration Statement"). Each share of each Class of the beneficial interests of the Fund ("Share") shall be redeemable, shall represent a pro rata beneficial interest in the assets allocated to such class of shares of the Fund, and shall be entitled to receive its pro rata share of net assets allocable to such class of shares of that Fund upon liquidation of the Fund, all as provided in the Declaration of Trust. The proceeds of sales of Shares of the Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the Fund, unless otherwise required by law.

         3. Each share of beneficial interest of the Fund shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters which such Shares (or class of Shares) shall be entitled to vote. Shareholders of the Fund shall vote together as a class on any matter, except to the extent otherwise required by the Investment Company Act of 1940, as amended (the "1940 Act"), or when the Trustees have determined that the matter affects only the interest of Shareholders of certain series within the Trust, in which case only the Shareholders of such series shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to the Fund if acted upon as provided in Rule 18f-2 under the 1940 Act or any successor rule and in the Declaration of Trust.

         4. The assets and liabilities of the Trust shall be allocated among the Fund and each other series within the Trust, as set forth in Section 5.11 of the Declaration of Trust, except as described below:

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                  a.       Liabilities, expenses, costs, charges or reserves
                           relating to the distribution of, and other identified expenses that should be properly allocated to the Shares of a particular Class of the Fund may be charged to and borne solely by such Class and the bearing of expenses solely by a Class of Shares may be appropriately reflected and cause differences in net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different Classes.

                  b. The Trustees may from time to time in particular cases make specific allocation of assets or liabilities among the series within the Trust and each allocation of liabilities, expenses, costs, charges, and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes.

         5. Shares of each Class of the Fund may vary as to rights of redemption and conversion rights, as set forth in the then current prospectus for the Fund.

         6.       a.       Each Class B share of the Fund, other than a share
                           purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B shares, shall be converted automatically, and without any action or choice on the part of the holder thereof, into and be reclassified as a Class A share of the Fund on the date that is the first business day following the last calendar day of the month in which the eighth anniversary date of the date of the issuance of such Class B share falls (the "Conversion
                           Date") on the basis of the relative net asset values of the two classes, without the imposition of any sales load, fee or other charge;

                  b. Each Class B share purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B shares shall be segregated in a separate sub-account. Each time any Class B shares of the Fund in a shareholder's Fund account (other than those in the sub-account) convert to Class A shares of the Fund, a pro rata portion of the Class B shares then in the sub-account will also convert to Class A shares. The portion will be determined by the ratio that the shareholder's Class B shares converting to Class A shares bears to the shareholder's total Class B shares not acquired through the reinvestment of dividends and distributions;

                  c. The conversion of Class B shares into Class A shares may be suspended if (i) a ruling of the Internal Revenue Service to the effect that the conversion of Class B shares does not constitute a taxable event under Federal income tax law is revoked; or (ii) an opinion of counsel on such tax matter is withdrawn; or (iii) the Board of Trustees determines that continuing such conversions would have material, adverse tax consequences for the Fund or its shareholders; and

                  d. On the Conversion Date, the Class B shares converted into Class A shares shall cease to accrue dividends and shall no longer be deemed outstanding and the rights of the holders thereof (except the right to receive the

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                           number of Class A shares into which the Class B
                           shares have been converted and any declared but unpaid dividends to the Conversion Date) shall cease. Certificates representing Class A shares of the Fund resulting from the conversion of Class B shares need not be issued until certificates representing the Class B shares converted, if issued, have been received by the Trust or its agent duly endorsed for transfer.

         7. The shares of the Fund and of each Class of the Fund shall be subject to all provisions of the Declaration of Trust. In addition to the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, conversion rights and terms and conditions of redemption described therein, the shares of the Fund and of each Class thereof shall have the preferences, rights and terms and conditions of redemption set forth in this Section 7. On the Guarantee Maturity Date of the Fund, the Fund shall have the obligation, subject to the conditions and limitations set forth in this Section 7, to pay each shareholder of the Fund who, on the Guarantee Maturity Date, redeems shares of the Fund held by such shareholder on the Guarantee Maturity Date, in redemption of such shares of the Fund, the greater of (i) the net asset value per share of such shares of the Fund as of the Guarantee Maturity Date or (ii) the Guarantee Per Share, the calculation of which is described in the Registration Statement, multiplied by the number of shares of the Fund to be redeemed on the Guarantee Maturity Date. Shares redeemed prior to, or subsequent to, the Guarantee Maturity Date will receive the per share net asset value as of the date of redemption but shall not be entitled to the Guarantee Per Share. The obligation of the Fund described in the second preceding sentence shall be payable solely from the assets of the Fund, which include an insurance policy purchased and maintained by the Trust on behalf of the Fund and issued by an AAA-rated monoline insurer ("Insurer"). The aforesaid insurance policy provides, among other things, that if on the Guarantee Maturity Date the per share net asset value is less than the Guarantee Per Share, Insurer will make payments to the Fund under the insurance policy in an amount equal to the difference between the net asset value per share and the Guarantee Per Share with respect to any shares of the Fund redeemed on the Guarantee Maturity Date in accordance with the aforesaid obligation. Nothing herein shall entitle any shareholder of the Fund or Insurer to any assets of the Trust other than those of the Fund, or impose any liability on the Trust or its Trustees by reason of any breach or default by Insurer under the aforesaid insurance policy. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

         8. The Trustees (including any successor Trustee) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of the Fund or any Class thereof now or hereafter created, or otherwise change the special and relative rights of the Shareholders of the Fund or a Class.

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The foregoing shall be effective upon the date first written above.

-s- Paul S. Doherty                        -s- Jock Patton
-------------------------------------      -------------------------------------
Paul S. Doherty, as Trustee                Jock Patton, as Trustee

-s- J. Michael Earley                      -s- David W.C. Putnam
-------------------------------------      -------------------------------------
J. Michael Earley, as Trustee              David W.C. Putnam, as Trustee

-s- R. Barbara Gitenstein                  -s- Blaine E. Rieke
-------------------------------------      -------------------------------------
R. Barbara Gitenstein, as Trustee          Blaine E. Rieke, as Trustee

-s- R. Glenn Hilliard                      -s- John G. Turner
-------------------------------------      -------------------------------------
R. Glenn Hilliard, as Trustee              John G. Turner, as Trustee

-s- Walter H. May                          -s- Roger B. Vincent
-------------------------------------      -------------------------------------
Walter H. May, as Trustee                  Roger B. Vincent, as Trustee

-s- Thomas J. McInerney                    -s- Richard A. Wedemeyer
-------------------------------------      -------------------------------------
Thomas J. McInerney, as Trustee            Richard A. Wedemeyer, as Trustee

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                                                         Check #0000103889

                             MGL CHAPTER 182
                                    RECEIVED

                                  NOV 18 2002

                         SECRETARY OF THE COMMONWEALTH
                               CORPORATE DIVISION


                           -s- WILLIAM FRANCIS GALVIN

                             WILLIAM FRANCIS GALVIN
                         SECRETARY OF THE COMMONWEALTH

                                 ANGELA CHARMAN

                                    C/o ING

                                  480-477-2697

MERGE Y       N

R/A  Y______  N

CONS. Y       N

PR.OFF________

TRU __________